UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 29, 2014
____________________
HEARTLAND PAYMENT SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32594	22-3755714
(State or other jurisdiction	(Commission File No)	(I.R.S. Employer
of incorporation or organization)	File No)	Identification Number)

90 Nassau Street, Princeton, New Jersey 08542
(Address of principal executive offices) (Zip Code)
(609) 683-3831
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On July 29, 2014, Heartland Payment Systems, Inc. (“Heartland”), a Delaware corporation, and Titan Merger Sub, Inc., Heartland’s wholly-owned subsidiary and a Delaware corporation (the “Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with TouchNet Information Systems, Inc., a Kansas corporation (“TouchNet”), and TNSR, LLC, a Kansas limited liability company (the “Representative”).

Transaction Structure

Pursuant to the terms of the Merger Agreement, the Merger Sub will merge with and into TouchNet (the “Merger”), with TouchNet to be the surviving corporation (the “Surviving Corporation”). At the effective time of the Merger (the “Effective Time”), each share of common stock of the Merger Sub, par value $0.001 per share, shall be converted into and represent one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, no par value, and each share of Voting Common Stock, no par value, and Non-Voting Common Stock, no par value, of TouchNet issued and outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive an amount of cash equal to the Closing Cash Amount Per Share and the Subsequent Merger Consideration Payments. Heartland and the stockholders of TouchNet intend to make an election under Section 338(h)(10) of the Internal Revenue Code with respect to the Merger.

Governance

TouchNet will deliver the resignations of all of its directors and officers to Heartland before the execution of the Merger, and such resignations shall become effective at the Effective Time (the “Closing”). The officers and directors of Merger Sub immediately prior to the Effective Time shall be the officers and directors of the Surviving Corporation after the Effective Time. The Articles of Incorporation of the Surviving Corporation will be amended and restated as set forth in the Certificate of Merger as filed with the Secretary of State of the States of Kansas and Delaware. The Bylaws of the Surviving Corporation will be amended in their entirety to be consistent with the Bylaws of the Merger Sub, subject to further amendments to comply with the Kansas General Corporation Code.

Representations, Warranties, Covenants and Termination

Heartland and TouchNet have each agreed to customary representations, warranties and covenants, including, among others, covenants (1) to use their commercially reasonable efforts to obtain any all required consents or approvals from third parties regarding material contracts and licenses; and (2) to complete and file, or cause to be completed and filed, any notification and report required to be filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the regulations promulgated thereunder (the “HSR Act”). TouchNet has further agreed to certain covenants, among others, to (1) conduct its business in the ordinary course, consistent with past practices, during the interim period between the execution of the Merger Agreement and the Closing; and (2) not solicit proposals or enter into agreements relating to certain kinds of acquisition transactions during such period.

Heartland’s obligation to consummate the Merger is subject to certain customary and other closing conditions, including, among others, (1) the expiration of any waiting period applicable to the Merger under the HSR Act (or early termination thereof); (2) the absence of any law, order or other claim prohibiting the consummation of the Merger; (3) the material accuracy of the representations and warranties; (4) material compliance by TouchNet with its obligations under the Merger Agreement; (5) receipt of certain third party consents regarding the assignment of certain material contracts; (6) the absence of any Material Adverse

Effect following execution of the Merger Agreement; (7) the absence of any material loss or material unauthorized exposure of certain critical data following the execution of the Merger Agreement; and (8) receipt of evidence of approval by all of TouchNet’s stockholders.

The Merger Agreement contains customary termination rights for Heartland and TouchNet. The Merger Agreement may be terminated or abandoned as follows: (1) by the mutual written agreement by and among Heartland and TouchNet at any time before the Closing; (2) by either Heartland or TouchNet at any time before the Closing following certain breaches or failure to perform by the other party any of its representations, warranties, covenants or agreements contained in the Merger Agreement, provided that the terminating party is not then in default or breach in any material respect of its respective representations, warranties, covenants or agreements contained in the Merger Agreement; or (3) by either Heartland or TouchNet if the Closing has not occurred within four (4) months of the execution of the Merger Agreement if the terminating party’s closing conditions have not be satisfied or waived other than as a result of the terminating party’s breach of any representation, warranty, covenant or agreement contained in the Merger Agreement.

Stockholder Agreement

Concurrently with the execution of the Merger Agreement, and as a condition to Closing, Heartland entered into a Stockholder Agreement, dated as of July 29, 2014 (the “Stockholder Agreement”), with each of the stockholders of TouchNet (each, a “Stockholder,” and collectively, the “Stockholders”). Pursuant to the Stockholder Agreement, each Stockholder has agreed to vote all of such Stockholder’s shares of TouchNet common stock in favor of the adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger; and against, among other items, (1) any Transaction Proposal; (2) the election of new directors of TouchNet or amendments to the organizational documents of TouchNet, except as otherwise provided in the Merger Agreement; and (3) any action that would reasonably be expected to result in a breach of the Merger Agreement or the Stockholder Agreement. In addition, pursuant to the Stockholder Agreement, the Stockholders have, among other things, (1) provided customary representations and warranties; (2) agreed to certain indemnification obligations following the Closing; (3) agreed to certain covenants, including covenants regarding non-solicitation and non-competition for certain specified periods following the Closing; and (4) provided a customary release of claims.

The foregoing descriptions of the Merger Agreement, the Stockholder Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1, and the Stockholder Agreement, which is attached hereto as Exhibit 4.1, respectively, each of which is incorporated by reference into this Current Report on Form 8-K (the “Report”). Terms used but not defined herein have the meanings set forth in the Merger Agreement or the Stockholder Agreement (collectively, the “Key Agreements”).

The Key Agreements govern the contractual rights between the parties in relation to the Merger. Heartland has included the above summary of certain terms of the Key Agreements and attached them as exhibits to this Report to provide you with information regarding the terms of the Key Agreements. This summary and Report are not intended to modify or supplement any factual disclosures about Heartland in its respective public reports filed with the Securities and Exchange Commission (the “SEC”). In particular, the Key Agreements and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Heartland. The representations and warranties contained in the Key Agreements have been negotiated with the principal purpose of establishing the circumstances in which a party may have the right not to close the Merger if the representations and warranties of the other party in the Merger Agreement prove to be untrue due to a change in circumstance or otherwise, and allocate risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable under the securities laws.

The Commitment Letter

Heartland also executed a commitment letter, dated July 20, 2014 (the “Commitment Letter”), with certain affiliated financial institutions. The Commitment Letter contemplates an amendment and restatement of Heartland’s existing credit facility to, among other things, add a new five-year $375 million partially amortizing term loan facility, all of which will be drawn in connection with the Closing to finance the Merger, and to otherwise amend the credit facility to add flexibility and make necessary amendments to accommodate the post-Merger structure of Heartland. The Commitment Letter also provides for the continuation and extension of Heartland’s existing $350 million revolving credit facility, which will then be available from time to time until the fifth (5th) anniversary of the Closing Date, and which will include a $35 million sublimit for the issuance of standby letters of credit and a $35 million sublimit for swingline loans. The Commitment Letter further provides for the continuation of an incremental “accordion” facility, which if exercised by Heartland and agreed to by the requisite lenders, would make available to Heartland up to an additional $150 million in either revolving credit or term loans. The obligation of the lenders providing commitments for the debt financing contemplated by the Commitment Letter and certain amendments necessary to consummate the Transactions is subject to a number of customary conditions, including the execution and delivery of definitive documentation.

Cautionary Statements Regarding Forward-Looking Information

This Report contains forward-looking statements, including but not limited to those regarding the Merger. These statements may discuss the anticipated manner, terms and conditions upon which the Merger will be consummated, the future performance and trends of the combined businesses, the synergies expected to result from the Merger, and similar statements. Forward-looking statements may contain words such as “expect,” “believe,” “may,” “can,” “should,” “will,” “forecast,” “anticipate” or similar expressions, and include the assumptions that underlie such statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the ability of the parties to consummate the Merger in a timely manner or at all; satisfaction of the conditions precedent to consummation of the Merger, including the ability to secure regulatory approvals in a timely manner or at all, and approval by TouchNet’s stockholders; the possibility of litigation (including related to the transaction itself); Heartland and TouchNet’s ability to successfully integrate their operations, product lines, technology and employees and realize synergies from the Merger; unknown, underestimated or undisclosed commitments or liabilities; the level of demand for the combined companies’ products, which is subject to many factors, including uncertain global economic and industry conditions, and customers’ new technology and capacity requirements; and Heartland and TouchNet’s ability to (1) develop, deliver and support a broad range of products, expand their markets and develop new markets; (2) timely align their cost structures with business conditions; and (3) attract, motivate and retain key employees; and other risks described in Heartland’s SEC filings. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. Heartland does not undertake any obligation to update any forward-looking statements.

No Offer or Solicitation
This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
2.1*	Agreement and Plan of Merger, dated as of July 29, 2014, by and among Heartland Payment Systems, Inc., Titan Merger Sub, Inc., TouchNet Information Systems, Inc., and TNSR, LLC, as the Representative.
4.1	Stockholder Agreement, dated as of July 29, 2014, by and between Heartland Payment Systems, Inc. and each of the individuals or entities listed on the signature pages thereto.
99.1	Press Release issued by Heartland Payment Systems, Inc. dated July 30, 2014 announcing entry into the Merger Agreement.
*
Schedules and certain exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Heartland hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Heartland Payment Systems, Inc.

Dated: July 31, 2014	By:	/s/ Charles H. N. Kallenbach
		Name:	Charles H. N. Kallenbach
		Title:	Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1*	Agreement and Plan of Merger, dated as of July 29, 2014, by and among Heartland Payment Systems, Inc., Titan Merger Sub, Inc., TouchNet Information Systems, Inc., and TNSR, LLC, as the Representative.
4.1	Stockholder Agreement, dated as of July 29, 2014, by and between Heartland Payment Systems, Inc. and each of the individuals or entities listed on the signature pages thereto.
99.1	Press Release issued by Heartland Payment Systems, Inc. dated July 30, 2014 announcing entry into the Merger Agreement.
*
Schedules and certain exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Heartland hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the SEC.